UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.

Black Creek Industrial REIT IV Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to disclose the most recent transaction price and net asset value (“NAV”) per share, as determined in accordance with the Company’s valuation procedures, for each of its classes of common stock.

Most Recent Transaction Price and Net Asset Value Per Share

May 1, 2021 Transaction Price

The transaction price for each share class of our common stock for subscriptions to be accepted as of May 1, 2021 (and distribution reinvestment plan issuances following the close of business on April 30, 2021 and share redemptions as of April 30, 2021) is as follows:

Transaction Price
Share Class	(per share)
Class T	$10.2031
Class W	$10.2031
Class I	$10.2031

The transaction price for each of our share classes is equal to such class’s net asset value (“NAV”) per share as of March 31, 2021. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

March 31, 2021 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekindustrialiv.com and is also available on our toll-free, automated telephone line at (888) 310-9352. Please see our valuation procedures filed with our most recent Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (the “SEC”) and is available on the SEC’s website at www.sec.gov, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Advisor”). All parties engaged by us in the calculation of our NAV, including BCI IV Advisors LLC (the “Advisor”), are subject to the oversight of our board of directors. Generally, all of our real properties are appraised each calendar month by the Independent Valuation Advisor, with such appraisals reviewed by our external advisor. Additionally, each real property is appraised by a third-party appraiser at least once per calendar year, as described in our valuation procedures. Unconsolidated real property assets held through joint ventures or partnerships are valued according to the valuation procedures set by such joint ventures or partnerships. At least once per calendar year, each unconsolidated real property asset will be appraised by a third-party appraiser. If the valuation procedures of the applicable joint ventures or partnerships do not accommodate a monthly determination of the fair value of real property assets, we will determine the estimated fair value of the unconsolidated real property assets for those interim periods.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be held directly or indirectly by the Advisor, BCI IV Advisors Group LLC (the “Sponsor”) and third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of March 31, 2021 and February 28, 2021:

	As of
(in thousands)	March 31, 2021	February 28, 2021
Investments in industrial properties	$1,549,650	$1,482,750
Investment in unconsolidated joint venture partnerships	385,633	380,799
Cash and cash equivalents	232,500	264,719
Other assets	12,348	10,873
Line of credit, term loan and mortgage notes	(582,750)	(582,750)
Other liabilities	(27,766)	(25,047)
Accrued performance component of advisory fee	(4,180)	(2,874)
Accrued fixed component of advisory fee	(1,454)	(1,253)
Aggregate Fund NAV	$1,563,981	$1,527,217
Total Fund Interests outstanding	153,285	149,892

The following table sets forth the NAV per Fund Interest as of March 31, 2021 and February 28, 2021:

		Class T	Class W	Class I
(in thousands, except per Fund Interest data)	Total	Shares	Shares	Shares	OP Units
As of March 31, 2021
Monthly NAV	$1,563,981	$1,417,893	$93,065	$39,644	$13,379
Fund Interests outstanding	153,285	138,967	9,121	3,886	1,311
NAV Per Fund Interest	$10.2031	$10.2031	$10.2031	$10.2031	$10.2031
As of February 28, 2021
Monthly NAV	$1,527,217	$1,388,856	$88,391	$36,609	$13,361
Fund Interests outstanding	149,892	136,313	8,675	3,593	1,311
NAV Per Fund Interest	$10.1888	$10.1888	$10.1888	$10.1888	$10.1888

Under GAAP, we record liabilities for ongoing distribution fees that (i) we currently owe Black Creek Capital Markets, LLC (the “Dealer Manager”) under the terms of the dealer manager agreement and (ii) we estimate we may pay to the Dealer Manager in future periods for shares of our common stock. As of March 31, 2021, we estimated approximately $47.2 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

Investment in unconsolidated joint venture partnerships as of March 31, 2021 includes a minority interest discount on the real property valuation component of the unconsolidated joint venture valuations to account for the restricted salability or transferability of those real properties given our minority ownership interests in the Build-To-Core Industrial Partnership I LP (“BTC I”) and Build-To-Core Industrial Partnership II LP (“BTC II” and, together with BTC I, the “BTC Partnerships”). We estimate the fair value of our minority ownership interests in the BTC Partnerships as of March 31, 2021 would have been $37.5 million higher if a minority discount had not been applied, meaning that if we used the estimated fair value without the application of the minority discount, our NAV as of March 31, 2021 would have been higher by approximately $37.5 million, or $0.24 per share, not taking into account all of the other items that impact our monthly NAV. Because we are currently exploring strategic alternatives for BTC I, we have adjusted certain assumptions regarding the liquidity discount and currently anticipate that a portion of the total discount will be eliminated on or before June 30, 2021, thereby having a positive impact on our NAV, not taking into account all of the other items that impact our monthly NAV and may offset the impact of the partial elimination of the discount to some extent, such as transaction expenses associated with any strategic alternative.

The valuations of our real property as of March 31, 2021 were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.3%
Discount rate / internal rate of return	6.3%
Average holding period (years)	10.1

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

			Increase
			(Decrease) to
	Hypothetical		the NAV of Real
Input	Change		Properties
Exit capitalization rate (weighted-average)	0.25	% decrease	3.4%
	0.25	% increase	(3.1)%
Discount rate (weighted-average)	0.25	% decrease	2.0%
	0.25	% increase	(2.0)%

March 2021 Distributions

We have declared monthly distributions for each class of our common stock. To date, each class of our common stock has received the same gross distribution per share. Monthly gross distributions were $0.0454 per share for each share class for the month of March 2021 and were paid to all stockholders of record as of the close of business on March 31, 2021. The net distribution per share is calculated as the gross distribution per share less any distribution fees that are payable monthly with respect to Class T shares and Class W shares. Since distribution fees are not paid with respect to Class I shares, the net distributions payable with respect to Class I shares are equal to the gross distributions payable with respect to Class I shares. The table below details the net distributions for each class of our common stock for the period presented:

Net Distributions per Share
		Class T	Class W	Class I
Month	Pay Date	Share	Share	Share
March 2021	4/1/2021	$0.038	$0.041	$0.045

Update on Assets

As of March 31, 2021, we had $2.2 billion in assets under management (calculated as fair value of investment in industrial properties and fair value of investment in unconsolidated joint venture partnerships, plus cash and cash equivalents), and our leverage ratio was approximately 26.9% (calculated as our total borrowings outstanding divided by the fair value of our real property plus our net investment in unconsolidated joint venture partnerships plus cash and cash equivalents).

As of March 31, 2021, we owned and managed, either directly or through our minority ownership interests in our joint venture partnerships (which are presented as if we own a 100% interest), a total real estate portfolio that included 134 industrial buildings totaling approximately 30.8 million square feet located in 23 markets throughout the U.S., with 212 customers, and was 84.5% occupied (90.8% leased) with a weighted-average remaining lease term (based on square feet) of 4.8 years. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced. As of March 31, 2021, our total real estate portfolio included:

●	124 industrial buildings totaling approximately 28.7 million square feet comprised our operating portfolio, which includes stabilized properties, and was 90.4% occupied (94.4% leased); and
●	10 industrial buildings totaling approximately 2.1 million square feet comprised our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

Of our total portfolio, we owned and managed 67 buildings totaling approximately 17.3 million square feet through our minority ownership interests in our joint venture partnerships. In addition, as of March 31, 2021, through our minority joint venture partnerships, we owned and managed 13 buildings either under construction or in the pre-construction phase totaling approximately 4.6 million square feet.

During the month ended March 31, 2021, we directly acquired one building comprised of approximately 0.4 million square feet for an aggregate total purchase price of approximately $60.2 million. Through our minority ownership interests in our joint venture partnerships (which are shown as if we owned a 100% interest), we completed the development of three industrial buildings comprising an aggregate 0.5 million square feet and a total purchase price, including costs to complete the development, of approximately $77.6 million during the month ended March 31, 2021. Additionally, during the month ended March 31, 2021, we leased approximately 1.3 million square feet within our total portfolio, which included 0.8 million square feet of new and future leases and 0.5 million square feet of renewals

The following table sets forth the top ten geographic allocations of our real estate portfolio based on fair value as of March 31, 2021:

	Total (1)			Consolidated
($ and square feet in thousands)	Number of Buildings (2)	Fair Value of Real Property	% of Fair Value	Number of Buildings	Fair Value of Real Property	% of Fair Value
Southern California	18	$379,167	17.5%	10	$254,450	16.4%
New Jersey	19	271,204	12.5	7	155,650	10.1
Dallas	12	266,175	12.3	8	226,650	14.6
Pennsylvania	19	233,322	10.8	9	169,650	10.9
Las Vegas	7	155,050	7.2	7	155,050	10.0
Reno	6	138,200	6.4	6	138,200	8.9
D.C. / Baltimore	5	92,202	4.3	4	90,350	5.8
Central Valley	4	73,873	3.4	1	51,300	3.4
South Florida	7	70,871	3.3	2	42,500	2.7
Seattle	6	68,894	3.2	0	-	-
Other	44	417,069	19.1	13	265,850	17.2
Total Portfolio	147	$2,166,027	100.0%	67	$1,549,650	100.0%

(1)	Represents our total portfolio of owned and managed properties, including our consolidated and unconsolidated properties. Unconsolidated properties are those owned through our minority ownership interests in our joint venture partnerships. Unconsolidated properties are presented based on our effective ownership interests.
(2)	Includes 13 buildings that are either under construction or in the pre-construction phase that are owned through our minority ownership interests in our joint venture partnerships.

As of April 9, 2021, our total portfolio had collection rates averaging 99.2% for the month of March.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our customers being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

April 15, 2021	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Senior Vice President, Chief Financial Officer and Treasurer